UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2025

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas	71601
(Address of principal executive offices)	(Zip Code)

(870) 541-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SFNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE: On August 4, 2025, Simmons First National Corporation (“Company”) filed a Current Report on Form 8-K to report certain changes to its executive management, including the appointment of James M. Brogdon as the Company’s president and chief executive officer, effective as of January 1, 2026. At the time of such filing, the compensatory arrangement for Mr. Brogdon in connection with his new role was unavailable. This Form 8-K/A is being filed to describe the 2026 compensatory arrangement for Mr. Brogdon established by the Company’s board of directors (“Board”) on January 28, 2026.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

James M. Brogdon - Compensatory Arrangement

In connection with Mr. Brogdon’s previously disclosed appointment as the Company’s president and chief executive officer, on January 28, 2026, the Board approved the following 2026 compensation package for Mr. Brogdon: (i) an annual base salary of $900,000, (ii) a cash incentive award with a target amount of 100% of base salary, and (iii) an equity incentive award (consisting of approximately 50% restricted stock units and 50% performance share units) with a target amount of approximately 180% of base salary (plus a one-time enhancement to Mr. Brogdon’s equity incentive award with a target value of approximately $1,620,000). The actual amounts earned under the cash and equity incentive awards (which may be more or less than the targets) will be determined in the discretion of the Board in a manner consistent with the terms applicable to the awards and based on (where applicable) performance criteria established by the Board’s compensation committee.

Additionally, the Board approved increasing the “Termination Compensation” provided under Mr. Brogdon’s Executive Change In Control Severance Agreement (“CIC Agreement”) from two times the “Executive’s Base Period Income” (as defined in the CIC Agreement) to three times the “Executive’s Base Period Income.”

Mr. Brogdon will also continue to receive other executive and employee benefits as outlined in the Company’s proxy statement for the Company’s 2025 annual meeting of shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/ C. Daniel Hobbs
Date: February 2, 2026	C. Daniel Hobbs, Executive Vice President and Chief Financial Officer